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                                                                    EXHIBIT 99.2


                           NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of March 22, 1999 by and among Ticketmaster Online-CitySearch, Inc., a Delaware corporation ("Parent"), CityAuction, Inc., a California corporation (the "Company") and Monica Lee (the "Manager").

                                   Background

     A. Parent, Nero Acquisition Corporation ("Sub") and the Company have entered into an Agreement and Plan of Reorganization dated as of January 8, 1999 (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Sub with and into the Company. Capitalized terms not otherwise defined in this Agreement have the meanings defined for them in the Reorganization Agreement.

     B. As a condition to the Merger, to preserve the value of the business being acquired by Parent, the Reorganization Agreement contemplates, among other things, that the Manager enter into this Agreement effective upon the Effective Time of the Merger.

     NOW THEREFORE, in consideration of the mutual promises made in this Agreement, Parent, the Company and the Manager agree as follows:

     1.  Covenant Not to Compete or Solicit.
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         (a) For two (2) years after the termination of Manager's employment with Parent, the Company or any sudsidiary thereof (the "Non-Compete Period"), the Manager shall not directly or indirectly for herself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group or other entity, without the prior written consent of Parent, engage anywhere in the world in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in (except for ownership of one percent (1%) or less of the outstanding securities of an entity whose securities are listed on a national securities exchange), or participate in the financing, operation, management or control of, any firm, corporation or business or any business unit of any firm or corporation in any business involving the on-line ticketing, city guide, on-line auctions, and/or on-line classifieds businesses.

         During the Non-Compete Period, the Manager shall not, directly or indirectly, without the prior written consent of Parent, (i) solicit, encourage, hire or take any other action which is intended to induce any employee of the Company or Parent or any subsidiary thereof to terminate his or her employment with the Company or Parent or any subsidiary thereof (as the case may be), or
(ii) interfere in any manner with the contractual or employment relationship between the Company and any employee of the Company or Parent and any employee of Parent or any subsidiary of the Company or Parent and any employee of any such subsidiary.

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        (b) The covenants contained in the preceding paragraphs shall be construed as a series of separate convents, one of each county, city and state of any geographic area where any business is presently carried on by Parent or the Company. Except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

        (c) The Manager acknowledges that the Manager's covenant not to compete or solicit contained in this Section 1 is a condition precedent to the Merger to preserve the value of the business being purchased by Parent pursuant to the Merger. The Manager further acknowledges that breach of this Section 1 would cause irreparable injury to Parent and the Company and agrees that in the event of such breach, Parent and the Company shall each be entitled to injunctive relief without the necessity of proving actual damages.

  2.    Miscellaneous.
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        (a) Severability. If any portion of this Agreement is held by a court of
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competent jurisdiction to conflict with any federal, state or local law, such portion of this Agreement shall be of no force or effect and this Agreement shall otherwise remain in full force and effect and be construed as if such portion had not been included in this Agreement.

        (b) No Assignment. The Manager shall not assign this Agreement or any
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rights or obligations under this Agreement without the prior written consent of
Parent.

        (c) Notice. Any notice or other communication required or permitted
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under this Agreement shall be made in writing and delivered personally to the other parties or sent by certified or registered mail, return receipt requested and postage prepaid to the addresses set forth on the signature page hereto or such other address as any such party shall have furnished to the other parties in writing in accordance with this Section 2(c).

        (d) Entire Agreement. This Agreement contains the entire agreement and
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understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter of this Agreement. This Agreement may not be changed or modified, except by an agreement in writing executed by Parent and the Manager.

        (e) Effectiveness: Term. This Agreement shall become effective upon the
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Effective Date and shall continue in full force and effect for two (2) years from its effectiveness.

      (f) Other. The waiver of a breach of any term or provision of this
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Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this

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Agreement. This Agreement shall be governed by the laws of the State of
California. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written above.


TICKETMASTER ONLINE-CITYSEARCH, INC.     MANAGER


By:  /s/ Douglas McPherson               /s/ Monica Lee
    --------------------------------    -------------------------------
    Name:  Douglas McPherson            Name: Monica Lee
    Title: VP/CLO                       Address: 2286 Jackson St. Apt. #8
    Address:                                     San Francisco, CA 94115

CITYAUCTION, INC.

      /s/  Andrew Rebele
By:  -------------------------------
     Name:  Andrew Rebele
     Title: President
     Address:



                 [Signature Page to Non-Competition Agreement]


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